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                                                                   EXHIBIT 12.1

              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES

Fixed Charge Ratio Worksheet

                                        1998          1999          2000         2001          2002          2003
                                       -----         -----         -----        ------         -----         -----
Earnings:

  Earnings before Interest             (48.8)        (30.4)        (48.0)       (125.4)        (54.5)         32.1

  Fixed Charges                         52.2          61.7          55.9          23.7         120.8          59.5
                                       -----         -----         -----         -----         -----         -----
Defined Earnings
                                         3.4          31.3           7.9        (101.7)         66.3          91.6
                                       =====         =====         =====        ======         =====         =====


Fixed Charges:

  Interest Expense                      27.2          36.9          31.0           6.1         102.8          39.8

  Capitalized Interest                   4.5           3.3           2.3            --           0.1           1.5

  Loan Origination Fees                  0.5           1.9           0.7            --           0.5           0.7
  Interest Portion of Operating
  Leases                                20.0          19.6          21.9          17.6          17.4          17.5
                                       -----         -----         -----         -----         -----         -----
Defined Fixed Charges
                                        52.2          61.7          55.9          23.7         120.8          59.5
                                       =====         =====         =====         =====         =====         =====

Fixed Charge Ratio                       0.1           0.5           0.1          (4.3)          0.5           1.5
                                       =====         =====         =====         =====         =====         =====